  EXHIBIT 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 dated August 9, 2023, relating to the consolidated financial statements of Upexi, Inc. as of and for the years ended June 30, 2022 and 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on August 9, 2023.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

August 9, 2023